                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


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

                           [KEY TECHNOLOGY, INC. LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 7, 2001

                               -------------------

To Our Shareholders:

        The Annual Meeting of Shareholders of Key Technology, Inc. (the "Company") will be held at 8:00 A.M. on February 7, 2001 at the offices of the Company, 150 Avery Street, Walla Walla, Washington, for the following purposes:

                1.      To elect two directors of the Company;

                2.      To ratify the selection of auditors for fiscal 2001; and

                3. To transact such other business as may properly come before the meeting.

        Only holders of the Company's Common Stock, Series B Convertible Preferred Stock ("Series B Preferred"), and Series C Convertible Preferred Stock ("Series C Preferred") each on an as-converted basis to Common, at the close of business on December 6, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                       By order of the Board of Directors,


                                       /s/ GORDON WICHER

                                       Gordon Wicher
                                       Secretary


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Walla Walla, Washington
January 2, 2001

                           [KEY TECHNOLOGY, INC. LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362

                               -------------------

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the "Company") of proxies to be voted at the 2001 Annual Meeting of Shareholders of the Company to be held at 8:00 A.M. on February 7, 2001 at the Company's executive offices located at 150 Avery Street, Walla Walla, Washington, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares represented thereby will be voted as instructed in the proxy. If no instructions are given, shares will be voted FOR the election of the directors, FOR ratification of the selection of auditors, and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Allen Nelson & Company, Incorporated for a fee of $2,380.00 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 2, 2001.


                                     VOTING

        Holders of record of the Company's Common Stock, and Series B and C Convertible Preferred on an as-converted basis to Common, on December 6, 2000 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,825,671 shares of Common Stock outstanding, on an as-converted basis, and entitled to vote, which includes 1,339,999 shares of Series B Preferred, which converted to 893,332 shares of Common, and 119,106 shares of Series C Preferred, which converted to 198,510 shares of Common, and a majority, or 2,912,836 of these shares, including Series B and C Preferred on an as-converted basis, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of directors and on any other matter that may properly come before the meeting. Series B and C Preferred are entitled to vote on an as-converted basis to Common, with one vote for each share as converted to Common. Both Common and Preferred vote together as a single class on all matters. Shareholders are not entitled to cumulative voting in the election of directors.


                                     ITEM 1
                              ELECTION OF DIRECTORS

        The Board of Directors is comprised of seven directors. The directors are divided into three classes, two of which are comprised of two directors and one of which is comprised of three directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year's Annual Meeting, to serve until the Annual Meeting of Shareholders in 2004, or until their respective successors are elected and qualified, are John E. Pelo and Peter H. van Oppen. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. As with all matters to be voted upon, abstentions and broker non-votes will be counted toward the quorum requirement for the meeting, but will not be counted for or against any proposal.

        If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. PELO AND VAN OPPEN.

        The following table sets forth certain information about each nominee for election to the Company's Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading Principal Shareholders - Security Ownership of Certain Beneficial Owners and Management and is based upon information furnished by the respective individuals. The table sets forth the following, as of December 6, 2000: (i) age; (ii) all positions and offices held with the Company; (iii) the period of time served as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.


                                                                              HAS BEEN
                                                                             A DIRECTOR OR
                                                                               OFFICER        EXPIRATION OF
              NAME               AGE                POSITIONS                   SINCE          CURRENT TERM
------------------------------ -------- ----------------------------------- --------------- ------------------
NOMINEES FOR ELECTION
John E. Pelo+                     44     Director                                1998             2001
Peter H. van Oppen+               48     Director                                1998             2001

                                                                              HAS BEEN
                                                                             A DIRECTOR OR
                                                                               OFFICER        EXPIRATION OF
              NAME               AGE                POSITIONS                   SINCE          CURRENT TERM
------------------------------ -------- ----------------------------------- --------------- ------------------
DIRECTORS CONTINUING IN OFFICE

Thomas C. Madsen                  53     President, Chief Executive               1982             2002
                                         Officer, Chairman of the Board
                                         and Director
Gordon Wicher                     54     Vice President-General Manager of        1982             2002
                                         Specialized Conveying Systems,
                                         Secretary and Director
Rodger A. Van Voorhis             43     President of Ventek, Inc. and            2000             2002
                                         Director
Harold R. Frank+*                 76     Director                                 1983             2003
Michael L. Shannon*               50     Director                                 2000             2003

ADDITIONAL OFFICERS
James H. Stanton                  56     Vice President of Corporate              1982
                                         Accounts
Glenn A. Waller                   55     Vice President of Western Region         1982
                                         Sales
Steven D. Evans                   53     Vice President of Administration         1991
Ted R. Sharp                      44     Chief Financial Officer                  2000
Kirk W. Morton                    40     Senior Vice President of Sales           1999
                                         and Marketing
Teri A. Johnson                   40     Vice President-General Manager of        1999
                                         Automated Inspection Systems
Rodney W. Larson                  42     Vice President-General Manager of        2000
                                         SRC Vision and Vice
                                         President-General Manager of
                                         Service

+  Member of the Audit Committee
*  Member of the Compensation Committee

                               ___________________

        Mr. Pelo has served as a director of the Company since 1998. He has been President and Chief Executive Officer of Swire Coca-Cola USA, a subsidiary of Swire Pacific Holdings, Inc., since 1996. Swire Pacific is a diversified holding company with real estate, shipping, airline, trading, and soft drink interests in Asia and North America. Between 1984 and 1996, he served as General Manager of one of Swire's soft drink operations in the United States.

        Mr. van Oppen has been a director of the Company since 1998. He has served as Chairman and Chief Executive Officer of Advanced Digital Information Corporation (ADIC), a supplier of automated tape storage libraries for client server networks, since 1994. Between 1985 and 1996, he served in several capacities at Interpoint Corporation, including Chairman, President and Chief Executive Officer. Mr. van Oppen is also a director of PhotoWorks.Com, Inc., Spacelabs Medical, Inc., and Western Wireless Corporation.

        Mr. Madsen, a founder of the Company, has been President and Chief Executive Officer of the Company and a director since 1982. He was elected Chairman of the Company in February 2000. He served in various executive capacities with the Company's predecessor beginning in 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980 and Vice President of Engineering from 1975 to 1979.

        Mr. Wicher, a founder of the Company, has been Secretary and a director since 1982. In 1996 he became Vice President-General Manager of Specialized Conveying Systems. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company's predecessor from 1980 to 1983 and served from 1977 to 1980 as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

        Mr. Van Voorhis was appointed Director of the Company in August 2000. He filled the vacancy that was created when Key increased the size of their Board of Directors by one member, as defined in the Plan of Merger between Key Technology and Advanced Machine Vision Corporation, which occurred in July of this year. Mr. Van Voorhis has served as President of Ventek, Inc. since 1996. Ventek, a designer and manufacturer of machine vision systems for automated inspection and process control in the plywood and wood panel industries, is one of two subsidiaries acquired by Key Technology in the merger with AMVC. Mr. Van Voorhis joined Ventek in 1992 as Vice President of Operations. From 1984 to 1992, he was Assistant Vice President of Marketing at United Financial Systems, Inc. He served in various management positions with Morvue Electronics, Inc. and D.W. Fritz Engineers between 1974 and 1984. Mr. Van Voorhis also serves on the Board of Directors of McKenzie State Bank.

        Mr. Frank, a founder of the Company, has been a director of the Company since 1983 and was Chairman of the Board from 1983 to February 2000. Mr. Frank has been a Director of Applied Magnetics Corporation, a producer of magnetic recording heads for the computer industry, since 1957, and served as Chairman from 1957 to 1995.

        Mr. Shannon has been a director of the Company since February 2000. He is a principal of the General Counsel Law Firm, which he founded in 1994. Between 1985 and 1993, he served as Associate General Counsel for the Santa Fe International Corporation and, in 1989, was appointed Senior Vice President, General Counsel, and Secretary of that company. From 1976 to 1985, he practiced at the firm of McCutchen, Black, Verleger, and Shea, becoming a partner in 1984. Mr. Shannon is Chairman and

Chief Executive Officer of Data Access Technologies, Inc., a start-up software company, and on the board of directors of A Sport, Inc., a sporting goods manufacturer.

        Mr. Stanton, a founder of the Company, has been Vice President of Corporate Accounts since 1997. He was Vice President-Product Management, Specialized Conveying Systems from 1994 to 1997, and was a director from 1982 to 1998. He served as the Company's Vice President of Corporate Accounts from 1992 to 1994, and as Vice President of International Marketing from 1983 to 1992. Mr. Stanton served in various capacities with the Company's predecessor beginning in 1972, including General Sales Manager from 1980 to 1983 and International Manager from 1977 to 1980.

        Mr. Waller, a founder of the Company, has served as Vice President of Western Region Sales since 1992 and was a director from 1982 to 1998. He served as Vice President/Manager of Optical Products Marketing and Sales from 1990 to 1992 and as Vice President/Product Engineering Manager from 1986 to 1990. He was Vice President of Engineering from 1983 to 1986. Mr. Waller served in various engineering management capacities with the Company's predecessor from 1972 to 1983.

        Mr. Evans has served as Vice President of Administration since he joined the Company in 1991. From 1994 to 1999, he also served as Chief Financial Officer, and as Vice President of Finance from 1991 to 1999. He was employed as Vice President of Finance and Chief Financial Officer for NeuroCom International, Inc., a medical equipment manufacturer, between 1988 and 1990, and served as Corporate Controller of Synektron Corp., a disk drive component manufacturer, from 1986 until 1988.

        Mr. Sharp was appointed Chief Financial Officer of the Company in January 2000, after serving as Controller from 1993 to 1999. Between 1998 and 1999, Mr. Sharp served as Managing Director of the Company's European operations, KEY/Superior B.V. in the Netherlands. He joined the Company in 1989 as Accounting Manager and served in that capacity until 1991, when he was appointed Assistant Controller. He operated a tax consulting business from 1987 to 1989, and served as Controller of Varsity Contractors, Inc. from 1984 to 1987. Between 1982 and 1984, he was a Senior Tax Accountant for Beckstead Cooper Company, Certified Public Accountants.

        Mr. Morton joined the Company in 1999 as Senior Vice President of Sales and Marketing. From 1998 to 1999, he served as Vice President of Sales and Marketing for Stein, Inc., a business unit of FMC Corporation. He served as Director of Sales and Marketing of the Citrus Processing business unit of FMC Corporation from 1995 to 1997, and as Product Manager of that business unit in 1995. From 1993 to 1994, Mr. Morton served as Business Planner for FMC Corporation.

        Ms. Johnson was appointed Vice President-General Manager of Automated Inspection Systems in 1999. She has served in various engineering and managerial capacities since she joined the Company in 1984, including Customer Service Manager from 1997 to 1999, Sales Engineering and Project Engineering Manager from 1996 to 1997, Inside Sales Manager from 1992 to 1996, and Documentation Manager from 1990 to 1992.

        Mr. Larson served as Vice President of Sales and Marketing for SRC Vision, Inc. from 1999 until he joined Key Technology in June 2000 as Vice President-General Manager of SRC Vision and Vice President-General Manager of Service. SRC Vision is one of the two subsidiaries that Key Technology acquired in their merger with AMVC in July 2000. Mr. Larson held various executive management positions in Frigoscandia, Inc., a manufacturer and supplier of freezing and refrigeration systems and a subsidiary of FMC Corporation, including General Manager from 1997 to 1999 and Director of Business Integration from 1996 to 1997. He served in several management roles with FMC Corporation, including Director of Sales and Marketing for the Packaging and Material Handling Division from 1992 to 1996, Manager of International Marketing for the same division from 1990 to 1992, and Business Planner for Corporate Development from 1989 to 1990.

                               -------------------


        During the fiscal year ended September 30, 2000, the Board of Directors held nine meetings. Each director attended all of the meetings of the Board of Directors with the exception of Mr. Van Oppen, who was absent from three meetings.

        The Audit Committee consists of three members, Messrs. Pelo, van Oppen and Frank, who are all independent directors, and each of whom is able to read and understand fundamental financial statements. As directed by the Company's Audit Committee Charter, at least one member has past experience in finance or accounting or professional certification in accounting. The function of the Audit Committee is to recommend to the Board of Directors the appointment of the Company's independent public accountants, to review and approve the scope of the yearly audit and proposed budget for audit fees, to review the Company's internal controls and to consult with, and review recommendations made by the accounting firm with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met twice during fiscal 2000 and all members attended both meetings.

        The Compensation Committee consists of Messrs. Frank and Shannon. Mr. Madsen participates in meetings as an ex officio member. The Compensation Committee considers recommendations of the Company's management regarding the compensation of the senior executives of the Company, considers management's proposals regarding stock incentive grants and their consistency with policies established by the Board of Directors and administers the Company's stock option plans. The Compensation Committee met three times during fiscal 2000 and each member attended all meetings.

        The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

        Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company are paid an annual retainer of $6,000 and $1,000 for each regularly scheduled quarterly board meeting attended, plus reimbursement of expenses. Independent directors also receive annual Non-statutory Stock Option grants to purchase shares of Common Stock subject to the terms of the Company's 1996 Employees' Stock Option Plan.

EMPLOYMENT AGREEMENTS

        As a result of the Company's acquisition of Advanced Machine Vision Corporation ("AMVC"), the Company acquired an employment agreement between AMVC's subsidiary, Ventek, Inc. and Mr. Van Voorhis for the employment of Mr. Van Voorhis as the President of Ventek. This agreement was entered into between Ventek, Inc. and Mr. Van Voorhis on July 24, 1996 and has a term of five-years. The agreement, as amended in February 1999, provides for an annual base salary of $175,000 and a $375 monthly automobile allowance. The agreement is automatically renewable for one additional year unless either party gives notice for termination to the other party, in writing, at least 30 days prior to the expiration of the agreement. The agreement also contains a non-compete provision whereby Mr. Van Voorhis agrees that, for the duration of the agreement and for a period of 36 months following termination of employment, Mr. Van Voorhis will not engage in any business anywhere in the world that is competitive with the business of Ventek, Inc. provided that, in the event Ventek defaults on its obligations to Mr. Van Voorhis under the employment agreement and fails to cure such default, Mr. Van Voorhis shall be released from the non-compete restrictions in his employment agreement. The agreement also provides that if Mr. Van Voorhis' employment is terminated by Ventek other than for cause, Ventek shall pay Mr. Van Voorhis his annual base salary through the date of termination to the extent not previously paid, reasonable employment expenses through the date of termination and any accrued vacation pay to the extent not previously paid.

                               ___________________


                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

        The following table sets forth, for the fiscal years ended September 30, 2000, 1999 and 1998, compensation information with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, based on the salary and bonus earned during fiscal 2000. One additional officer has been included who would have been among the four most highly compensated officers during the fiscal year but for the fact that he was no longer with the Company at the end of fiscal 2000.




                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                   -------------------------------------------------------------------
              (a)                   (b)         (c)           (d)            (e)             (f)             (g)
                                                                                          SECURITIES
                                                                                          UNDERLYING
                                                                         OTHER ANNUAL      OPTIONS/        ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR     SALARY(1)        BONUS      COMPENSATION        SARS        COMPENSATION
                                                ($)            ($)           ($)             (#)             ($)
---------------------------------   ----     ----------      ------      ------------     ----------     ------------
Thomas C. Madsen                    2000       285,935          101                *        21,000        13,500(2)
  President and Chief               1999       266,432       55,000                *             0         7,948(2)
  Executive Officer                 1998       255,000            0                *        20,000         8,924(2)

Gordon Wicher                       2000       174,336          101                *        15,000        11,578(3)
  Vice President-General Manager,   1999       165,150       45,000(4)             *             0         5,704(3)
  Specialized Conveying Systems     1998       161,731            0                *        15,000         7,119(3)

Kirk W. Morton                      2000       169,087          101           33,814(5)     10,000         3,444(6)
  Senior Vice President,            1999       107,692(7)    25,000           34,759(8)     15,000           166(6)
  Sales and Marketing               1998            --           --               --            --            --

Richard J. Hebel                    2000       130,988(9)       101                *             0         8,162(10)
  Vice President, Corporate         1999       114,805        5,000                *             0         3,118(10)
  Marketing and Business            1998       111,142            0                *         5,000         3,135(10)
  Development

Steven D. Evans                     2000       126,000        5,101(11)            *         5,000        10,950(12)
  Vice President, Administration    1999       125,727       25,000                *             0         3,808(12)
                                    1998       121,246            0                *         7,000         3,810(12)

Teri A. Johnson                     2000       109,679       10,101                *        25,000         6,475(14)
  Vice President - General Manager, 1999        69,476       20,000(13)            *             0         1,558(14)
  Automated Inspection Systems      1998        69,484            0                *         3,000         1,519(14)

  ------------------
* Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1) Includes amounts deferred by the executive officers under the Company's Profit Sharing and 401(k) Plan.

(2) Consists of the following: $12,654, $5,166, and $5,401 contributed by the Company under its Profit Sharing and 401(k) Plan in 2000, 1999, and 1998, respectively; and term life insurance premiums of $846, $2,783, and $3,523 in 2000, 1999, and 1998, respectively.

(3) Consists of the following: $11,041, $3,768, and $4,625 contributed by the Company under its Profit Sharing and 401(k) Plan in 2000, 1999, and 1998, respectively; and term life insurance premiums of $538, $1,936, and $2,494 in 2000, 1999, and 1998, respectively.

(4)     Includes a $10,000 incentive bonus outside the Management Incentive
        Plan.

(5) Consists of reimbursed moving expenses of $27,814 and auto allowance of $6,000.

(6) Consists of the following: $3,233 contributed by the Company under its Profit Sharing and 401(k) Plan in 2000; and term life insurance premiums of $211 and $166 in 2000 and 1999, respectively.

(7)     Mr. Morton was hired on January 18, 1999.

(8) Consists of reimbursed moving expenses of $30,259 and auto allowance of $4,500.

(9) Mr. Hebel resigned from the Company effective September 29, 2000. Consists of $4,596 of paid vacation and two weeks of salary that would have normally been paid in the first paycheck received in the next fiscal year had Mr. Hebel not left the Company.

(10) Consists of the following: $7,866, $2,653, and $2,629 contributed by the Company under its Profit Sharing and 401(k) Plan in 2000, 1999, and 1998, respectively; and term life insurance premiums of $296, $465, and $506 in 2000, 1999, and 1998, respectively.

(11)    Includes a $5,000 incentive bonus outside the Management Incentive Plan.

(12) Consists of the following: $10,461, $2,927, and $2,842 contributed by the Company under its Profit Sharing and 401(k) Plan in 2000, 1999, and 1998, respectively; and term life insurance premiums of $499, $882, and $968 in 2000, 1999, and 1998, respectively.

(13)    Includes a $10,000 incentive bonus outside the Management Incentive
        Plan.

(14) Consists of the following: $6,317, $1,493, and $1,461 contributed by the Company under its Profit Sharing and 401(k) Plan in 2000, 1999, and 1998, respectively; and term life insurance premiums of $158, $65, and $58 in 2000, 1999, and 1998, respectively.


STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

        The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's Chief Executive Officer, each of the four other most highly compensated executive officers, and one additional officer who would have been among the four most highly compensated if he was still with the Company at the end of fiscal 2000.

                        OPTION/SAR GRANTS IN FISCAL 2000

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                                                                                            STOCK PRICE
                                                                                            APPRECIATION
                                    INDIVIDUAL GRANTS                                     FOR OPTION TERMS
--------------------------------------------------------------------------------------------------------------
       (a)                  (b)           (c)           (d)             (e)             (f)              (g)
                        NUMBER OF
                        SECURITIES    % OF TOTAL
                        UNDERLYING      OPTIONS/
                         OPTIONS/     SARS GRANTED    EXERCISE OR
                           SARS      TO EMPLOYEES IN  BASE PRICE     EXPIRATION
      NAME              GRANTED (#)   FISCAL YEAR      ($/SH)           DATE           5% ($)          10% ($)
----------------        -----------  ---------------  -----------    ----------       -------         --------
Thomas C. Madsen         21,000          7.04%         $8.94           8/8/05         $51,815         $114,550
Gordon Wicher            15,000          5.03%         $8.94           8/8/05         $37,011         $ 81,821
Kirk W. Morton           10,000          3.35%         $8.94           8/8/05         $24,674         $ 54,547
Richard J. Hebel              0            --             --               --              --               --
Steven D. Evans           5,000          1.68%         $8.94           8/8/05         $12,337         $ 27,274
Teri A. Johnson          15,000          5.03%         $8.25         11/17/04         $34,190         $ 75,551
Teri A. Johnson          10,000          3.35%         $8.94           8/8/05         $24,674         $ 54,547


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                         SHARES                           OPTIONS AT FY-END (#)              AT FY-END ($)(1)
                       ACQUIRED ON       VALUE        -----------------------------    ----------------------------
        NAME           EXERCISE (#)   REALIZED ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------      ------------   ------------    -----------     -------------    -----------    -------------
Thomas C. Madsen              0              0           50,000          36,000        $        0        $       0
Gordon Wicher                 0              0           46,250          26,250        $13,597.50        $       0
Kirk W. Morton                0              0            3,750          21,250        $ 2,336.25        $7,008.75
Richard J. Hebel              0              0                0               0        $        0        $       0
Steven D. Evans               0              0           30,875          10,500        $ 5,439.00        $       0
Teri A. Johnson               0              0           10,000          27,250        $ 1,813.00        $8,445.00

------------------

(1) The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 2000, and the exercise price of the options.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

        With respect to fiscal 2000, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

        During fiscal 2000, the Board of Directors adopted the written Audit Committee Charter, as presented in Appendix A, in accordance with the Securities and Exchange Commission Regulation 4460(d)(1).

                                       Respectfully submitted,

                                       Harold R. Frank
                                       John E. Pelo
                                       Peter H. van Oppen


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        With respect to fiscal 2000, the Compensation Committee reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the incentive compensation plans, but do receive nondiscretionary grants under the 1996 Employees' Stock Option Plan. Mr. Madsen makes recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but does not participate in the determination of his own compensation. As used in this report, the term "Compensation Committee" refers to Messrs. Frank and Shannon.

        It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual's personal contribution to the business. With respect to fiscal 2000, the Compensation Committee did not consider or adopt compensation policies for the President that were different from the compensation policies considered and adopted for the executive officers as a group.

        There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.


        Base Salary

        In reaching the determinations concerning fiscal 2000 executive officer base salaries, the Compensation Committee considered the recommendations of the President, individual performance and the Company's financial performance. Among other factors, the recommendations of the President were based upon review of competitive compensation information published by the American Electronics Association and information provided by an independent compensation consultant. In making his recommendations, the President compared the Company to a self-selected group of companies of similar size and considered compensation only for executives with similar job descriptions. The comparable companies considered for compensation purposes are not the same as the peer companies utilized in the Stock Performance Graph included elsewhere herein because the President believes the Company's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare shareholder return.

        In addition to the recommendations of the President, the Compensation Committee considered its own assessment of the individual performance of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The members of the Compensation Committee consider their business judgment in light of their experience to be an important factor in establishing executive compensation.

        Management Incentive Compensation

        The Company's bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company's performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant's contributions to the success of the Company.

        Funding of the Management Incentive Plan bonus pool is based on three factors: (1) new bookings, (2) profitability, and (3) return on net assets. For each of these three factors, the Company establishes annual goals for the eligible group of executives and other employees. An amount equal to $250,000 is added to the bonus pool for each of the three factors if the Company achieves the maximum goals. Therefore, a maximum of $750,000 could be added to the bonus pool with respect to a particular fiscal year. If the Company attains a certain level of performance but does not reach the stated goal, an amount equal to the corresponding proportion of the total goal will be added to the Management Incentive Plan bonus pool. The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the President.

        The President makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants' contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool. The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 2000, the Company's booked orders, profitability, and return on assets did not meet the minimum level to qualify for funding of the Management Incentive Plan and, therefore, no bonuses were paid.


        Stock Incentive Compensation

        The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors, since 1989, has granted stock options to executive officers and key employees through the 1996 Employees' Stock Option Plan, formerly the 1989 Employees' Stock Option Plan (the "Plan").

        Pursuant to this Plan, ninety-three individuals were granted options during fiscal 2000 to purchase 298,250 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and in one-quarter increments on the anniversary date of the original grant in each of the Company's next three succeeding fiscal years. The options have five- or ten-year terms. For additional information regarding stock option grants and exercises see the "Option/SAR Grants in Fiscal 2000," "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values," and "Summary Compensation" tables included elsewhere herein.

        Messrs. Frank and Shannon and the other directors believe that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                                       Respectfully submitted,

                                       Harold R. Frank
                                       Michael L. Shannon


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Madsen, the Chairman, President and Chief Executive Officer, is not a voting member but does participate as an ex officio member of the Compensation Committee with respect to compensation recommendations for the executive officers other than himself. To the extent the responsibilities of the Compensation Committee were performed by the Board of Directors, Messrs. Van Voorhis and Wicher, who are both directors and executive officers of the Company, did not participate in the deliberations regarding executive officer compensation.

                             STOCK PERFORMANCE GRAPH

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
      AMONG KEY TECHNOLOGY, INC., THE RUSSELL 2000 INDEX, AND A PEER GROUP





                              [PERFORMANCE GRAPH]





    -------------------------------------------------------------------------------------------------------
    TOTAL RETURN ANALYSIS
                                   9/29/95      9/30/96      9/30/97     9/30/98      9/30/99      9/29/00
    -------------------------------------------------------------------------------------------------------
    KEY TECHNOLOGY                 $100.00      $201.90      $121.90      $56.19       $56.19       $67.14
    -------------------------------------------------------------------------------------------------------
    NEW PEER GROUP                 $100.00       $87.15      $122.22      $64.58       $86.10      $112.72
    -------------------------------------------------------------------------------------------------------
    OLD PEER GROUP*                $100.00      $102.13      $126.05      $68.14       $89.22      $131.59
    -------------------------------------------------------------------------------------------------------
    RUSSELL 2000                   $100.00      $111.32      $144.62     $118.89      $134.38      $166.11
    -------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

Note: CEM Corp., a member of the old peer group, was acquired in June 2000. Elbit Vision Systems Ltd., a member of the new peer group, started trading in July 1996.

OLD PEER GROUP: COGNEX CORP., MTS SYSTEMS CORP., NORDSON CORP., THERMO ELECTRON CORP., BALDWIN TECHNOLOGY CO., INC., CEM CORP., IDEX CORP., PERCEPTRON, INC., FLIR SYSTEMS, INC., FIGGIE INTERNATIONAL, INC., FLOW INTERNATIONAL CORP., FMC CORP., FLOWSERVE CORP.

NEW PEER GROUP: COGNEX CORP., PERCEPTRON, INC., FLIR SYSTEMS, INC., FLOW INTERNATIONAL CORP., FMC CORP., ELBIT VISION SYSTEMS LTD., PPT VISION, INC., ROBOTIC VISION SYSTEMS, INC.

*Beginning with next year's Proxy Statement, the Company will no longer include the Old Peer Group in the Stock Performance Graph. The Company believes that the New Peer Group is a more appropriate representation of the Company's peers for comparing to the performance of Key Technology.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 6, 2000, with respect to the beneficial ownership of the Company's Common and Series B Convertible Preferred Stock (hereafter "Series B") by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power. Because Series B is convertible into two-thirds of a share of Common Stock, each beneficial owner of Series B is deemed by the Securities and Exchange Commission to be a beneficial owner of Common Stock on a converted basis. Therefore, in indicating a person's beneficial ownership of shares of Common Stock in the table, it has been assumed that such person has converted into Common Stock all shares of Series B of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Common Stock and Series B.


                NAME AND ADDRESS OF                  TITLE OF         AMOUNT AND NATURE OF       PERCENT OF
                  BENEFICIAL OWNER                     CLASS          BENEFICIAL OWNERSHIP          CLASS
           -------------------------------------- --------------- ----------------------------- --------------
           Thomas C. Madsen                               Common         536,579(1)(2)(3)            9.1
               150 Avery Street                         Series B              10                      *
               Walla Walla, Washington 99362
           Gordon Wicher                                  Common         254,146(1)                  4.3
               150 Avery Street
               Walla Walla, Washington 99362
           Harold R. Frank                                Common         151,000(1)                  2.6
               6054 La Goleta
               Goleta, California 93117
           John E. Pelo                                   Common           9,500(1)                   *
               #6 Gatehouse Lane
               Sandy, Utah 84092
           Michael L. Shannon                             Common         196,400(4)                  3.4
               1000 South Fremont Avenue
               Alhambra, California 93117
           Peter H. van Oppen                             Common          35,650(1)                   *
               Advanced Digital Information
                  Corporation
               P.O. Box 97057
               Redmond, WA 98073-9757
           Rodger A. Van Voorhis                          Common         154,513(2)(5)               2.6
               Ventek, Inc.                             Series B         207,995(5)                 15.5
               4030 West First Avenue, Suite 100
               Eugene, Oregon 97402
           James A. Frank                                 Common         298,927                     5.1
               P.O. Box 6527
               Santa Barbara, CA 93160-6527
           Kirk W. Morton                                 Common           9,500(1)                   *
               150 Avery Street
               Walla Walla, Washington 99362
           Steven D. Evans                                Common          46,323(1)                   *
               150 Avery Street
               Walla Walla, Washington 99362

                NAME AND ADDRESS OF                  TITLE OF         AMOUNT AND NATURE OF       PERCENT OF
                  BENEFICIAL OWNER                     CLASS          BENEFICIAL OWNERSHIP          CLASS
           -------------------------------------- --------------- ----------------------------- --------------
           Teri A. Johnson                                Common          13,870(1)                   *
               150 Avery Street
               Walla Walla, Washington 99362
           All executive officers and directors           Common       1,684,359                    27.2
           as a group (14 persons)

* Less than one percent.

(1) Includes shares purchasable under options exercisable within 60 days of December 6, 2000 in the following amounts:

         Thomas C. Madsen       50,000               Peter H. van Oppen          6,250
         Gordon Wicher          46,250               Kirk W. Morton              7,500
         Harold R. Frank        25,000               Steven D. Evans            30,875
         John E. Pelo            6,250               Teri A. Johnson            13,750

(2) Includes shares issuable upon the exercise of warrants on a share for share basis in the following amounts:

         Thomas C. Madsen            2               Rodger A. Van Voorhis       1,850

(3) Includes Series B as if converted to Common in the following amount:

         Thomas C. Madsen            6

(4) Includes 26,400 shares owned by a trust of which the beneficiaries are the children of Michael L. Shannon. Mr. Shannon disclaims beneficial ownership of these shares.

(5) Includes 200,595 Series B, or 133,730 shares on a converted basis to Common Stock, owned by Veneer Technology, Inc. which is 25% owned by Mr. Van Voorhis. It further includes 7,400 Series B, or 4,933 shares on a converted basis to Common Stock, owned by Mr. Van Voorhis.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        Based solely on the Company's review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2000 were complied with.


                                     ITEM 2
                      RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2001. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2001 fiscal year.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.


                                 OTHER BUSINESS

        Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

        Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Restated Bylaws. For business to be properly brought before the 2001 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 12, 2001. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

                              SHAREHOLDER PROPOSALS

        To be eligible for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 4, 2001 by the Secretary of the Company at the Company's principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

                               -------------------

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                    By order of the Board of Directors,

                                    /s/ GORDON WICHER

                                    Gordon Wicher
                                    Secretary

Dated: January 2, 2001

APPENDIX A

                              Key Technology, Inc.
                             AUDIT COMMITTEE CHARTER
                                   May 3, 2000

I.      PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

        - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

        - Review and appraise the audit efforts of the Corporation's independent accounting and internal auditing department.

        - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

 THE AUDIT COMMITTEE WILL PRIMARILY FULFILL THESE RESPONSIBILITIES BY CARRYING
                  OUT THE ACTIVITIES ENUMERATED IN SECTION IV.

II.     COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. Members of the Audit Committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

THE MEMBERS OF THE COMMITTEE SHALL BE ELECTED BY THE BOARD AT THE ANNUAL ORGANIZATIONAL MEETING OF THE BOARD OR UNTIL THEIR SUCCESSORS SHALL BE DULY ELECTED AND QUALIFIED. UNLESS A CHAIR IS ELECTED BY THE FULL BOARD, THE MEMBERS OF THE COMMITTEE MAY DESIGNATE A CHAIR BY MAJORITY VOTE OR THE FULL COMMITTEE MEMBERSHIP.

III.    MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4 below.

IV.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY

                             KEY TECHNOLOGY, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 7, 2001

The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 7, 2001, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



-------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

                                                          WITHHOLD
                                                    FOR   AUTHORITY    The shares represented by this proxy will be voted as
Proposal to elect the following nominees as                            specified on the above matters, but if no specification
directors.                                                             is made, this proxy will be voted for the election of
JOHN E. PELO                                        [ ]      [ ]       the nominees for Director, and for approval of the selection of auditors. In addition, the proxies may vote in their
PETER H. VAN OPPEN                                  [ ]      [ ]       discretion as to other matters as may properly come before the annual meeting.

                                                    FOR     AGAINST  ABSTAIN
Proposal to ratify selection of Deloitte & Touche   [ ]      [ ]       [ ]      Please mark, date, sign and return this proxy
LLP as independent auditors for the 2001                                        in the enclosed envelope.
fiscal year:





Signature(s) ______________________________________ Dated: ___________, 2001
Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.
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                             -FOLD AND DETACH HERE-